                                                             Exhibit (A)(1)(iii)

                         NOTICE OF GUARANTEED DELIVERY
                              Regarding the Offer

                                      by

                    Jardine Fleming China Region Fund, Inc.

      To Purchase for Cash up to 2,576,691 of Its Issued and Outstanding
                Shares at 95% of the Net Asset Value Per Share

   This form must be used to accept the Offer (as defined below) if a shareholder's certificates for Shares are not immediately available or if time will not permit the Letter of Transmittal and other required documents to reach the Depositary on or before the Expiration Date. Each term used in this form that is not otherwise defined herein shall have the meaning specified in the Offer to Purchase dated November 20, 2000. This form may be delivered by hand, overnight courier or mail to the Depositary at the appropriate address set forth below and must bear original signatures (not photocopies or facsimiles). Tenders using this form may be made only by or through an Eligible Institution as defined in Section 4(b) of the Offer to Purchase.

                                  Depositary
                         EquiServe Trust Company, N.A.

                                via Facsimile:

                                (781) 575-4826

                        Confirm Facsimile by Telephone:

                                (781) 575-4816

     By First Class Mail:   By Registered, Certified or Express Mail           By Hand:
    EquiServe Trust                  or Overnight Courier:              Securities Transfer &
     Company, N.A.                                                            Reporting
   Attn: Corporate Actions       EquiServe Trust Company, N.A.              Services, Inc.
                                                                     c/o EquiServe Trust Company,
     P.O. Box 9573                  Attn: Corporate Actions                      N.A.
 Boston, MA 02205-9573                40 Campanelli Drive            100 William Street Galleria
                                      Braintree, MA 02184                 New York, NY 10038
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                DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER
          THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

Ladies and Gentlemen:

   The undersigned hereby tenders to Jardine Fleming China Region Fund, Inc.
(the "Fund"), upon the terms and subject to the conditions set forth in its Offer to Purchase dated November 20, 2000 and the related Letter of Transmittal
(which together with any amendments or supplements thereto collectively constitute the "Offer"), receipt of which are hereby acknowledged, (i) the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 4(c) of the Offer to Purchase and (ii) all Shares held in the name(s) of the registered holder(s) by the Fund's transfer agent pursuant to the Fund's Dividend Reinvestment Plan.

(Please Print Except for Signature(s))

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
Number of Shares Tendered:_________________ Name(s) of Record Holder:__________________

Certificate Nos. (if available):___________ ___________________________________________

___________________________________________ ___________________________________________

___________________________________________ DTC Participant Number:____________________

If shares will be tendered by book-entry transfer to The Depositary Trust Company, please check box: [_] _____________________ Telephone Number, including Area Code:

                                            ___________________________________________

Dated:               , 2000                 Signature(s)_______________________________

              Individual(s):                ___________________________________________

___________________________________________                   Entity:

___________________________________________ ___________________________________________

                                            ___________________________________________

                                            Name of Firm:______________________________

                                            Authorized Signature:______________________

                                            Name:______________________________________

                                            Title:_____________________________________

                                   GUARANTEE

   The undersigned, an Eligible Institution as defined in Section 4(b) of the Offer to Purchase, hereby, with respect to the Shares tendered hereby pursuant to the guaranteed delivery procedures set forth in Section 4(c) of the Offer to
Purchase: (a) represents that the person(s) named on the previous page "own(s)" such Shares within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended; (b) represents that the tender of such Shares complies with Rule 14e-4; and (c) guarantees to deliver to the Depositary certificates representing such Shares, in proper form for transfer (or to tender Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company if so specified on the foregoing page), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees and any other required documents prior to 5:00 P.M. New York Time on the second New York Stock Exchange trading day after the date of execution of this Guarantee.

                      (Please Print Except for Signature)

Name of Firm:___________________________________________________________________

Authorized Signature:___________________________________________________________

Name:___________________________________________________________________________

Title:__________________________________________________________________________

Address:________________________________________________________________________
                           (Include Zip/Postal Code)

Telephone Number, including Area Code:__________________________________________

Dated:                   , 2000